Exhibit 1.1

KITE REALTY GROUP TRUST

Common Shares of Beneficial Interest
($0.01 par value)

AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT

November 30, 2021

BofA Securities, Inc. One Bryant Park New York, New York 10036	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated February 23, 2021 (the “Agreement”), by and among Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. (the “Operating Partnership”) and BofA Securities, Inc., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. (collectively, the “Parties”). On November 16, 2021 (the “Effective Date”), the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-261119) (the “Registration Statement”), in respect of certain of the Company’s and the Operating Partnership’s securities. Prior to the Effective Date, the Company conducted the transactions contemplated by the Agreement pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-253393) (the “Expiring Registration Statement”). The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expiring Registration Statement. The Parties therefore hereby agree as follows:

1.     Commission File Number. Sections 1 and 5(a)(1) of the Agreement are hereby amended so that the references to the Commission file number of the automatic shelf registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-261119.

2.     Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

November 30, 2021

Page Two

4.     Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Parties in accordance with its terms.

Very truly yours,

KITE REALTY GROUP TRUST

By:

/s/ Heath R. Fear
Name: Heath R. Fear
Title: Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
its general partner

By:

/s/ Heath R. Fear
Name: Heath R. Fear
Title: Executive Vice President and Chief Financial Officer

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first written above.

BOFA SECURITIES, INC.

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Kase Lawal
Name: Kase Lawal
Title: Vice President

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, Inc.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Co-Head of Real Estate Investment Banking